Exhibit 10.2

WEC ENERGY GROUP, INC.

DIRECTOR RESTRICTED STOCK AWARD
TERMS AND CONDITIONS

EFFECTIVE JAN. 2017

WHEREAS, WEC Energy Group, Inc. (the "Company") believes it to be in the best interests of the Company, its subsidiaries and its stockholders for its directors to increase their stock ownership in the Company in order that they will thus have a greater incentive to direct the Company’s affairs in such a way that its shares may become more valuable; and
WHEREAS, the Director serves the Company or one of its subsidiaries as director ("Covered Service");
NOW, THEREFORE, in consideration of these premises and the services to be performed by the Director, the Company grants this restricted stock award (this "Stock Award") to the Director pursuant to the WEC Energy Group Omnibus Stock Incentive Plan, as amended and restated effective as of January 1, 2016 (the "Plan"), and the following terms and conditions.

1.	DEFINED TERMS
All capitalized terms used in this Stock Award and not otherwise defined herein are defined in the Plan.

2.	RESTRICTED STOCK GRANT
The Company grants to the Director a restricted stock award for the number shares of common stock of the Company specified in the Notice of Restricted Stock Award (the "Notice"). The shares granted under this Stock Award and the Notice shall be referred to as "Restricted Stock."

3.	VESTING OF GRANT
The Restricted Stock shall become vested upon the first to occur, if any, of the following events:
(a)    The Director’s completion of one year of Covered Service following the date of grant.

(b)    The Director’s Covered Service ceases because of death or disability (which shall mean such illness or injury as renders the Director unable to perform Covered Service).

(c)    A Change of Control of the Company, as defined in paragraph 14 of the Plan, while the Director is in Covered Service.

The period of time during which the shares of Restricted Stock covered by this Stock Award are forfeitable is referred to as the "Restricted Period." If the Director’s Covered Service terminates during the Restricted Period before the shares have vested in accordance with the provisions of this Stock Award, such Restricted Stock shall be forfeited to the Company on the date of such

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termination, without any further obligation of the Company to the Director and all rights of the Director with respect to such Restricted Stock shall terminate; provided that the Committee may, in its discretion, vest the Restricted Stock upon the Director’s termination of Covered Service.

4.	RIGHTS DURING RESTRICTED PERIOD; NON-TRANSFERABILITY
During the Restricted Period, the Director shall have the right to vote the Restricted Stock; however, all cash dividends, stock dividends, stock rights or other securities issued with respect to the Restricted Stock (collectively, the "Proceeds") shall be forfeitable and subject to the same restrictions as exist regarding the original shares of Restricted Stock. All cash dividends paid during the Restricted Period will be used to acquire additional shares of Restricted Stock. The Restricted Stock shall be nontransferable during the Restricted Period, except by will or the laws of descent and distribution.

5.	CUSTODY
The Restricted Stock, along with any Proceeds, may be credited to Director in book entry form and shall be held, by the Company or an agent for the Company until the applicable restrictions have expired. If any certificates are issued for the Restricted Stock during the Restricted Period, such certificates shall bear an appropriate legend as determined by the Company referring to the applicable terms, conditions and restrictions and the Director shall deliver a signed, blank stock power to the Company relating thereto.

6.	PLAN GOVERNS
Notwithstanding anything in this Stock Award, the terms of this Stock Award shall be subject to the terms of the Plan, a copy of which is available electronically through the website of the broker servicing the Plan or may otherwise be obtained from a member of the Executive Compensation & Benefits staff. This Stock Award is subject to all interpretations, amendments, rules and regulations established by the Committee from time to time pursuant to the Plan. In the event of an express conflict between any term, provision or condition of this Stock Award and those of the Plan, the terms, provisions or conditions of the Plan shall control. Any term, condition or provision on which the Stock Award is silent shall be governed and administered in accordance with the terms, conditions or provisions of the Plan.

7.	ENTIRE AWARD; MODIFICATION
This Stock Award and the Plan constitutes the entire agreement between the parties with respect to the terms and supersede all prior or written or oral negotiations, commitments, representations and agreements with respect thereto. The terms and conditions set forth in this Stock Award may only be modified or amended in a writing, signed by both parties.
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